ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-FRE2

Mortgage Pass-Through Certificates

$667,765,000
(Approximate)

Fremont Investment & Loan

(Originator)

Wells Fargo Bank, NA
(Master Servicer, Servicer and Trust Administrator)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

May 2, 2006

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MASTR Asset Backed Securities Trust 2006-FRE2 Mortgage Pass-Through Certificates

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

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(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-FRE2
Mortgage Pass-Through Certificates
$667,765,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-2(6)	300,000,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	March 2036	20.60%	AAA / Aaa
A-3(6)	69,000,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	March 2036	20.60%	AAA / Aaa
A-4(6)	99,250,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 68 / 27 - 68	March 2036	20.60%	AAA / Aaa
A-5(6)	41,529,000	FLT / SEN / SEQ	5.81 / 7.99	68 - 70 / 68 - 164	March 2036	20.60%	AAA / Aaa
M-1(6,7)	33,119,000	FLT / MEZ / SEQ	3.76 / 3.76	42 - 48 / 42 - 48	March 2036	16.90%	AA+ / Aa1
M-2(6,7)	30,434,000	FLT / MEZ / SEQ	4.48 / 4.48	48 - 68 / 48 - 68	March 2036	13.50%	AA / Aa2
M-3(6,7)	17,903,000	FLT / MEZ / SEQ	5.81 / 7.80	68 - 70 / 68 - 136	March 2036	11.50%	AA- / Aa3
M-4(6,7)	15,664,000	FLT / MEZ	4.26 / 4.65	41 - 70 / 41 - 117	March 2036	9.75%	A+ / A1
M-5(6,7)	15,217,000	FLT / MEZ	4.22 / 4.59	40 - 70 / 40 - 112	March 2036	8.05%	A / A2
M-6(6,7)	13,874,000	FLT / MEZ	4.18 / 4.52	39 - 70 / 39 - 106	March 2036	6.50%	A- / A3
M-7(6,7)	13,426,000	FLT / MEZ	4.16 / 4.45	39 - 70 / 39 - 100	March 2036	5.00%	BBB+ / Baa1
M-8(6,7)	10,293,000	FLT / MEZ	4.12 / 4.35	38 - 70 / 38 - 92	March 2036	3.85%	BBB / Baa2
M-9(6,7)	8,056,000	FLT / MEZ	4.12 / 4.26	38 - 70 / 38 - 84	March 2036	2.95%	BBB- / Baa3
Non-Offered Certificates
A-1(6)	200,947,000	FLT / SEN / PT	Not Offered		March 2036	20.60%	AAA / Aaa
M-10(6,7)	6,713,000	FLT / MEZ	Not Offered		March 2036	2.20%	BB+ / Ba1
M-11(6,7)	7,160,000	FLT / MEZ	Not Offered		March 2036	1.40%	BB / Ba2

Notes:
(1)
The Class A-1 Certificates are backed by the cash flow from a pool of conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans. The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed and adjustable-rate Mortgage Loans. The Class M Certificates are backed by all of the Mortgage Loans.

(2)	The Certificates will be subject to the Net WAC Rate Cap as described herein.
(3)	The Approximate Size is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.40%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

•	The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by Fremont Investment & Loan.
•	The transaction consists of a Senior / Mezz / OC structure.
•
The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization as of the Cut-off date of approximately 1.40%, Excess Spread, an Interest Rate Swap and an Interest Rate Cap.

•	The Mortgage Loans will be serviced by Wells Fargo Bank, NA, rated SQ1 (Moody’s), RPS1 (Fitch) and Strong (S&P).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-FRE2
•	Intex: MABS06F2

Mortgage Pool Summary	MABS 2006-FRE2 Mortgage Loans
	Group I		Group II
	Adjustable Rate	Fixed Rate	Adjustable Rate	Fixed Rate	Aggregate

Cut-off Date Balance	$223,044,394	$30,037,834	$571,783,787	$70,255,890	$895,121,905
Number of Loans	1,069	419	2,086	778	4,352
Average Loan Balance	$208,648	$71,689	$274,105	$90,303	$205,681
Wtd. Avg. Gross Coupon	8.111%	8.964%	8.049%	9.468%	8.206%
Wtd. Avg. Net Coupon(1)	7.599%	8.452%	7.536%	8.956%	7.694%
Wtd. Avg. FICO	616	630	620	646	622
Wtd. Avg. Original LTV(2)	80.30%	84.64%	80.13%	89.53%	81.06%
Wtd. Avg. Stated Rem Term (months)	356	345	356	349	355
Wtd. Avg. Seasoning (months)	4	4	4	4	4
Wtd. Avg. Months to Next Adj. Date	21	N/A	20	N/A	20
Wtd. Avg. Margin	5.756%	N/A	5.695%	N/A	5.712%
Wtd. Avg. Initial Rate Cap	2.001%	N/A	2.000%	N/A	2.000%
Wtd. Avg. Periodic Rate Cap	1.500%	N/A	1.500%	N/A	1.500%
Wtd. Avg. Maximum Rate	14.112%	N/A	14.049%	N/A	14.067%
Wtd. Avg. Minimum Rate	8.111%	N/A	8.049%	N/A	8.066%

(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-FRE2.
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Seller and Sponsor:	UBS Real Estate Securities Inc.
Originator:	Fremont Investment & Loan.
Servicer:	Wells Fargo Bank, NA.
Servicer Ratings:	Primary Servicer: SQ1 (Moody’s), Strong (S&P), RPS1 (Fitch).
Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Trustee:	U.S. Bank National Association.
Swap Provider:	[TBD]
Cap Provider:	[TBD]
Sole Underwriter:	UBS Securities LLC.
Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.
Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.
Class M Certificates:

The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Group I Senior Certificates:	The Class A-1 Certificates.
Group II Senior Certificates:	The Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.
Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.
Offered Certificates:

The Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates.

Non-Offered Certificates:	The Class A-1 Certificates, Class M-10 Certificates, Class M-11 Certificates and Retained Certificates.
Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.
Collateral:

As of May 1, 2006, the Mortgage Loans will consist of approximately 4,352 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $895,121,905. The Mortgage Loans will be broken into two groups. The Group I Mortgage Loans will represent approximately 1,488 mortgage loans totaling $253,082,228 and the Group II Mortgage Loans will represent approximately 2,864 mortgage loans totaling $642,039,677.

Transaction Overview
Expected Pricing Date:	May 4, 2006
Expected Closing Date:	May 30, 2006
Cut-off Date:	May 1, 2006
Record Date:	The business day immediately preceding each Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in June 2006.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing May 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Interest Accrual Period:

Interest will initially accrue from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date based on the basis of a 360-day year and the actual number of days elapsed. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:

The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, NIMS Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.
SMMEA:	None of the Certificates will be SMMEA eligible.
Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:	1) Excess Spread 2) Net Swap Payments received from the Swap Provider 3) Interest Rate Cap 4) Overcollateralization (“OC”) 5) Subordination
Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.40% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, approximately 2.80% of the then current aggregate outstanding principal balance of the Mortgage Loans but not less than 0.50% of the balance of the Mortgage Loans as of the Cut-off Date and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount for the Class A Certificates and Class M Certificates will be fully funded on the Closing Date.

Overcollateralization Reduction Amount:

With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:

The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in June 2009 and (B) the date that the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Group I or Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 41.20%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the OC) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CRedit Enhancement Percentage
	Class	Closing Date	After Stepdown Date
	A	20.60%	41.20%
	M-1/M-2/M-3	11.50%	23.00%
	M-4	9.75%	19.50%
	M-5	8.05%	16.10%
	M-6	6.50%	13.00%
	M-7	5.00%	10.00%
	M-8	3.85%	7.70%
	M-9	2.95%	5.90%
	M-10	2.20%	4.40%
	M-11	1.40%	2.80%

Credit Enhancement
Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)  the percentage obtained by dividing (x) the aggregate principal balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period, exceeds 38.50% of the Credit Enhancement Percentage, or

(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	June 2008 through May 2009	1.40% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
	June 2009 through May 2010	3.15% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
	June 2010 through May 2011	4.90% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
	June 2011 through May 2012	6.30% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
	June 2012 and thereafter	7.00%

Payment of Interest
Interest Payment Priority:

On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:

(i)   from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)   from the Group I Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount related to such Certificates and from the Group II Interest Remittance Amount, to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates pro rata, the Senior Interest Distribution Amount related to such Certificates. Any combined Interest Remittance Amount remaining after the distribution of the above will be available to pay any Senior Interest Distribution Amounts remaining unpaid to the related Certificates;

(iii)  to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such class;

(iv)  to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such class;

(v)   to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such class;

(vi)  to the holders of the Class M-4 Certificates, the Interest Distribution Amount for such class;

(vii)  to the holders of the Class M-5 Certificates, the Interest Distribution Amount for such class;

(viii)  to the holders of the Class M-6 Certificates, the Interest Distribution Amount for such class;

(ix)  to the holders of the Class M-7 Certificates, the Interest Distribution Amount for such class;

(x)  to the holders of the Class M-8 Certificates, the Interest Distribution Amount for such class;

(xi)  to the holders of the Class M-9 Certificates, the Interest Distribution Amount for such class;

(xii)  to the holders of the Class M-10 Certificates, the Interest Distribution Amount for such class; and

(xiii)  to the holders of the Class M-11 Certificates, the Interest Distribution Amount for such class.

Servicing Advances:

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:

The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate Cap for such Distribution Date.

Formula Rate:

The Formula Rate for each class of the Offered Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:

The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Interest Distribution Amount:

The Interest Distribution Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Relief Act in each case to the extent not allocated to interest accrued on the Class CE Certificates.

Senior Interest Distribution Amount:

The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date with respect to the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Net WAC Rate Cap:

Class A Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, in the case of the Group I Senior Certificates and the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans, in the case of the Group II Senior Certificates minus (y) the product of (i) Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12 (the “Net Swap Payment Rate”).

Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net WAC Rate Cap for the Group I Senior Certificates and the Net WAC Rate Cap for the Group II Senior Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates.

Basis Risk Shortfall:
Because most of the adjustable-rate Mortgage Loans are based on 6-month LIBOR, with most having delayed first adjustments, and because the pass-through rates on the Class A and Class M Certificates are based on 1-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable to such Certificates in certain periods. This may also occur if 6-month LIBOR and 1-month LIBOR rise quickly since the Mortgage Pool cash flows are constrained by interim caps. If Basis Risk Shortfalls occur, they will be carried forward (a “Net WAC Rate Carryover Amount”) with interest and such shortfalls will be paid on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date.

Maximum Cap Rate:

The Maximum Cap Rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) for any Distribution Date and each Class A and Class M Certificate is calculated in the same manner as the Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a percentage, equal to the product of: (i) a fraction, the numerator of which is equal to sum of the Net Swap Payment made by the Swap Provider and the Interest Rate Cap Payment, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12.

Expense Adjusted Net Mortgage Rates:

The per annum rate equal to the weighted average mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:

For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of $895,121,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:

(i)   from the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(ii)   from the Swap Account, to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)  from the Swap Account, to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;

(iv)  from the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and

(v)  from the Swap Account, to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Interest Rate Cap Agreement:

On each Distribution Date, amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflows:

(i)    to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Date to the Class M Certificates, sequentially;

(ii)   to pay any principal first, on the Class A Certificates, pro rata, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)  to pay any Realized Losses remaining on the Class M Certificates, sequentially;

(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid, and

(v)  to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:

For any Distribution Date, the excess of (x) the Available Funds, net of any Net Swap Payment made by the Trustee, over (y) the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Payment of Principal
Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:

(i)   from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)   Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (iii) below, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)  Group II Principal Distribution Amount will be distributed first, sequentially, to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (ii) above, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  to the holders of the Class M-1 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)  to the holders of the Class M-2 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  to the holders of the Class M-3 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  to the holders of the Class M-4 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)  to the holders of the Class M-5 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)  to the holders of the Class M-6 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;

(x)   to the holders of the Class M-7 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)  to the holders of the Class M-8 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero

(xii)  to the holders of the Class M-9 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero;

(xiii)  to the holders of the Class M-10 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xiv)  to the holders of the Class M-11 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) and (xiii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:

(i)    from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)  Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates, up to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, any Group I Principal Distribution Amount remaining undistributed will be distributed sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed after taking into account the distribution of the Group II Principal Distribution Amount as described in (iii) below, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)  Group II Principal Distribution Amount will be distributed first, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero and second, any Group II Principal Distribution Amount remaining undistributed will be distributed to the holders of the Class A-1 Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed after taking into account the distribution in (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(v)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x)  to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xi)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xii)  to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Group I Principal Distribution Amount:

The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group I Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date (based on the Group I senior allocation percentage) MINUS a percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date (based on the Group I senior allocation percentage).

Group II Principal Distribution Amount:

The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group II Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date (based on the Group II senior allocation percentage) MINUS a percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date (based on the Group II senior allocation percentage).

Group I Senior Principal Distribution Amount:

The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.80% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $1,265,411.

Group II Senior Principal Distribution Amount:

The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.80% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,210,198.

Class A Principal Distribution Amount:	The “Class A Principal Distribution Amount” is an amount equal to the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.
Sequential Class M Principal Distribution Amount:

The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,475,610.

Payment of Principal
Class M-4 Principal Distribution Amount:

The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,475,610.

Class M-5 Principal Distribution Amount:

The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,475,610.

Class M-6 Principal Distribution Amount:

The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,475,610.

Class M-7 Principal Distribution Amount:

The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,475,610.

Class M-8 Principal Distribution Amount:

The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,475,610.

Payment of Principal
Class M-9 Principal Distribution Amount:

The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,475,610.

Class M-10 Principal Distribution Amount:

The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,475,610.

Class M-11 Principal Distribution Amount:

The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,475,610.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:

With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)   to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount allocated pro rata between the Group I Principal Distribution Amount and the Group II Principal Distribution Amount based on the amount of principal received from each Mortgage Loan Group, and distributable as part of the respective Group I and Group II Principal Distribution Amount;

(ii)  to the holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(iii)  to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)  to the holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(v)  to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(vi)  to the holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(vii)  to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(viii)  to the holders of the Class M-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(ix)  to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(x)  to the holders of the Class M-5 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xi)  to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xii)  to the holders of the Class M-6 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xiii)  to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xiv)  to the holders of the Class M-7 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xv)  to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xvi)  to the holders of the Class M-8 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xvii)  to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xviii)  to the holders of the Class M-9 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xix)  to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xx)  to the holders of the Class M-10 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxi)  to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxii)  the holders of the Class M-11 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxiii)  to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions: (continued)

(xxiv)  to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

(xxv)   to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

(xxvi)  to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

The Mortgage Loans (All Collateral)

Collateral Summary
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	4,352
Aggregate Current Principal Balance:	$895,121,905
Average Current Principal Balance:	$205,681	$4,678-$847,453
Aggregate Original Principal Balance:	$896,799,173
Average Original Principal Balance:	$206,066	$5,000-$850,000
Fully Amortizing Non-IO Mortgage Loans:	54.52%
Fully Amortizing IO Mortgage Loans:	12.46%
Balloon Loans:	33.02%
1st Lien:	94.18%
Wtd. Avg. Gross Coupon:	8.206%	5.250%-14.400%
Wtd. Avg. Original Term(months):	359	60-360
Wtd. Avg. Remaining Term(months):	355	56-357
Wtd. Avg. Margin(ARM Loan Only):	5.712%	2.943%-6.990%
Maximum Interest Rate (ARM Loans Only):	14.067%	11.250%-19.400%
Minimum Interest Rate (ARM Loans Only):	8.066%	5.250%-13.400%
Wtd. Avg. Original LTV(1):	81.06%	11.29%-100.00%
Wtd. Avg. Borrower FICO:	622	500-798
Geographic Distribution (Top 5):	CA	26.71%
	FL	10.78%
	NY	10.09%
	MD	8.58%
	IL	6.90%

(1) References to loan-to-value ratios references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	526	14,663,735	1.64	27,878	10.881	97.39	635	74.16	97.62
50,000.01 to 100,000.00	713	53,569,100	5.98	75,132	9.694	87.51	620	63.56	42.78
100,000.01 to 150,000.00	674	83,611,507	9.34	124,053	8.800	81.95	615	63.55	15.04
150,000.01 to 200,000.00	607	106,093,141	11.85	174,783	8.322	79.06	610	63.67	2.14
200,000.01 to 250,000.00	436	98,031,861	10.95	224,844	8.094	78.28	613	61.95	0.00
250,000.01 to 300,000.00	364	99,857,719	11.16	274,334	8.127	79.46	616	53.60	0.00
300,000.01 to 350,000.00	314	101,931,503	11.39	324,623	7.781	80.03	619	54.58	0.00
350,000.01 to 400,000.00	217	81,462,189	9.10	375,402	7.879	80.76	623	51.47	0.00
400,000.01 to 450,000.00	162	68,786,678	7.68	424,609	7.899	81.16	634	44.14	0.00
450,000.01 to 500,000.00	122	58,064,403	6.49	475,938	7.840	81.46	639	41.75	0.00
500,000.01 to 550,000.00	88	46,031,353	5.14	523,084	7.860	82.70	636	54.55	0.00
550,000.01 to 600,000.00	53	30,455,354	3.40	574,629	7.756	81.40	629	67.97	0.00
600,000.01 to 650,000.00	25	15,700,644	1.75	628,026	7.801	82.23	644	51.80	0.00
650,000.01 to 700,000.00	17	11,451,571	1.28	673,622	7.769	84.02	615	76.34	0.00
700,000.01 to 750,000.00	27	19,874,696	2.22	736,100	8.032	78.26	624	29.56	0.00
750,000.01 to 800,000.00	5	3,865,597	0.43	773,119	7.240	80.70	665	80.36	0.00
800,000.01 to 850,000.00	2	1,670,852	0.19	835,426	7.500	84.15	640	100.00	0.00
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Current Rate
Current Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	310,431	0.03	310,431	5.250	80.00	637	100.00	0.00
5.501 to 6.000	12	4,379,038	0.49	364,920	5.928	78.70	661	86.33	0.00
6.001 to 6.500	83	26,364,418	2.95	317,644	6.379	77.32	673	97.20	0.00
6.501 to 7.000	305	90,043,106	10.06	295,223	6.824	79.02	650	88.90	0.00
7.001 to 7.500	443	132,653,991	14.82	299,445	7.331	80.86	640	71.20	0.00
7.501 to 8.000	755	207,196,001	23.15	274,432	7.801	80.54	629	54.07	0.05
8.001 to 8.500	607	148,622,442	16.60	244,848	8.301	81.12	618	43.63	0.03
8.501 to 9.000	575	127,290,298	14.22	221,374	8.771	81.22	600	43.02	0.48
9.001 to 9.500	342	53,098,427	5.93	155,259	9.263	82.39	592	52.12	9.50
9.501 to 10.000	316	40,312,381	4.50	127,571	9.744	80.74	580	38.07	21.67
10.001 to 10.500	216	21,344,168	2.38	98,816	10.327	83.87	604	31.09	42.47
10.501 to 11.000	240	18,573,682	2.07	77,390	10.763	90.10	609	40.89	69.02
11.001 to 11.500	141	9,523,798	1.06	67,545	11.288	85.17	591	56.78	59.02
11.501 to 12.000	163	11,083,283	1.24	67,996	11.720	87.79	588	41.22	68.11
12.001 to 12.500	109	3,282,576	0.37	30,115	12.286	79.66	581	42.04	53.58
12.501 to 13.000	33	822,322	0.09	24,919	12.748	87.35	592	93.45	67.04
13.001 to 13.500	10	189,254	0.02	18,925	13.382	85.68	632	70.83	70.83
14.001 to 14.500	1	32,290	0.00	32,290	14.400	85.00	562	0.00	100.00
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By FICO
FICO	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 or less	5	1,122,027	0.13	224,405	9.147	66.49	500	64.50	0.00
501 to 520	176	37,924,226	4.24	215,479	9.538	71.68	511	53.86	0.00
521 to 540	241	50,623,562	5.66	210,056	9.006	74.03	531	53.90	0.00
541 to 560	293	59,716,547	6.67	203,811	8.685	77.74	551	64.87	0.64
561 to 580	358	69,728,739	7.79	194,773	8.543	79.86	570	64.66	0.99
581 to 600	489	93,632,677	10.46	191,478	8.225	81.06	590	73.56	4.70
601 to 620	611	118,410,265	13.23	193,797	8.076	82.79	611	65.70	5.99
621 to 640	624	127,269,441	14.22	203,957	8.054	82.81	630	49.05	7.16
641 to 660	605	123,787,884	13.83	204,608	7.929	82.45	650	50.00	9.30
661 to 680	398	84,202,880	9.41	211,565	7.854	82.32	670	52.91	8.79
681 to 700	212	47,866,805	5.35	225,787	7.768	84.04	689	48.04	8.79
701 to 720	135	31,162,082	3.48	230,830	7.795	83.73	710	37.36	8.55
721 to 740	96	24,029,128	2.68	250,303	8.030	83.13	730	43.63	10.10
741 to 760	55	12,253,582	1.37	222,792	7.840	82.69	751	61.32	8.12
761 to 780	38	9,526,698	1.06	250,703	7.657	81.43	768	41.69	9.48
781 to 800	16	3,865,362	0.43	241,585	8.373	83.09	786	24.59	7.40
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Lien Status

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	3,395	843,049,758	94.18	248,321	8.056	79.92	620	56.53	0.00
2	957	52,072,147	5.82	54,412	10.634	99.53	652	55.27	100.00
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Original LTV
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	85	13,667,278	1.53	160,792	8.691	41.82	580	42.97	0.00
50.01 to 55.00	34	6,737,343	0.75	198,157	8.688	52.13	572	37.77	0.00
55.01 to 60.00	70	14,273,332	1.59	203,905	8.658	57.99	573	45.00	0.00
60.01 to 65.00	147	32,632,953	3.65	221,993	8.727	63.58	576	41.34	0.00
65.01 to 70.00	165	37,992,953	4.24	230,260	8.726	69.10	573	40.78	0.00
70.01 to 75.00	189	45,540,862	5.09	240,957	8.353	74.00	585	44.91	0.00
75.01 to 80.00	1,678	435,336,506	48.63	259,438	7.809	79.82	637	50.54	0.01
80.01 to 85.00	294	75,040,458	8.38	255,240	7.991	84.59	597	74.39	0.17
85.01 to 90.00	666	162,391,508	18.14	243,831	8.174	89.82	620	76.99	0.26
90.01 to 95.00	216	17,637,498	1.97	81,655	9.140	94.83	640	68.52	18.64
95.01 to 100.00	808	53,871,215	6.02	66,672	10.398	99.97	654	52.24	89.48
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Documentation
Documentation	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Easy Doc	55	16,283,596	1.82	296,065	8.037	85.04	613	0.00	0.64
Full	2,685	505,361,569	56.46	188,217	7.942	82.43	616	100.00	5.70
Stated Doc	1,612	373,476,741	41.72	231,685	8.571	79.03	630	0.00	6.21
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Debt Consolidation	478	114,175,889	12.76	238,862	8.250	78.39	595	56.92	2.28
Cash Out Refi	1,450	334,137,487	37.33	230,440	8.234	78.77	602	55.44	2.09
Home Improvement	111	31,658,729	3.54	285,214	7.722	78.20	620	49.18	1.50
Purchase	2,268	406,402,780	45.40	179,190	8.205	83.86	646	57.40	10.26
Rate & Term Refi	45	8,747,021	0.98	194,378	8.367	83.97	588	72.02	3.96
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Condominium	321	54,028,285	6.04	168,312	8.279	81.97	635	57.35	6.95
Low Rise Condo (2-4 floors)	2	410,731	0.05	205,366	8.235	90.26	565	100.00	5.23
Pud Attached	12	2,083,924	0.23	173,660	8.692	84.10	608	68.12	2.82
Pud Detached	50	12,673,753	1.42	253,475	8.249	82.65	590	79.24	3.76
Single Family	3,524	708,008,353	79.10	200,910	8.213	80.99	619	57.52	5.91
MultiFamily	443	117,916,861	13.17	266,178	8.119	80.84	638	46.86	5.00
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Occupancy Status
Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Investor Occupied	308	53,046,461	5.93	172,229	8.603	82.99	646	70.14	1.11
Owner Occupied	4,014	833,743,022	93.14	207,709	8.181	80.98	620	55.50	6.17
Second Home	30	8,332,423	0.93	277,747	8.184	77.09	617	64.74	0.36
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
SOUTHERN CALIFORNIA	587	172,280,600	19.25	293,493	7.959	80.19	631	49.43	7.15
FLORIDA	561	96,451,996	10.78	171,929	8.335	81.03	617	57.33	5.53
NEW YORK	313	90,278,153	10.09	288,429	8.110	80.54	633	39.56	6.21
MARYLAND	353	76,799,101	8.58	217,561	8.204	79.60	602	66.01	3.79
NORTHERN CALIFORNIA	213	66,819,224	7.46	313,705	8.048	81.15	629	52.91	6.06
ILLINOIS	381	61,790,050	6.90	162,179	8.426	82.27	618	53.19	5.82
NEW JERSEY	255	60,456,954	6.75	237,086	8.259	80.67	618	51.12	3.66
MASSACHUSETTS	161	39,138,041	4.37	243,093	8.248	78.38	623	56.60	4.37
VIRGINIA	132	32,810,966	3.67	248,568	8.237	81.49	620	52.99	6.73
GEORGIA	211	25,699,688	2.87	121,799	8.396	84.30	619	74.11	9.19
OTHER	1,185	172,597,131	19.28	145,652	8.354	82.59	618	69.98	5.66
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11236	17	5,552,021	0.62	326,589	7.925	81.00	635	44.52	6.25
20774	10	3,076,715	0.34	307,672	8.374	83.19	600	45.90	4.30
92804	7	2,601,811	0.29	371,687	7.507	80.34	627	65.19	4.30
11207	9	2,573,943	0.29	285,994	7.906	80.77	603	43.14	10.00
91402	8	2,569,028	0.29	321,129	7.834	82.05	658	86.20	10.35
20735	10	2,545,734	0.28	254,573	8.035	79.63	588	65.56	7.36
20747	16	2,463,282	0.28	153,955	8.466	81.56	585	63.39	7.36
22554	10	2,447,937	0.27	244,794	8.404	86.18	640	85.13	9.12
11208	8	2,314,346	0.26	289,293	7.807	80.95	613	28.69	8.49
07047	6	2,264,282	0.25	377,380	8.022	76.25	657	26.14	0.00
Other	4,251	866,712,805	96.83	203,884	8.212	81.06	622	56.52	5.79
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Original Months to Maturity
Original Months to Maturity	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	221	3,817,884	0.43	17,275	11.441	93.74	617	78.64	91.24
181 to 240	9	538,942	0.06	59,882	9.340	78.07	615	100.00	33.66
241 to 300	1	113,085	0.01	113,085	7.600	80.00	716	100.00	0.00
301 to 360	4,121	890,651,993	99.50	216,125	8.192	81.01	622	56.33	5.44
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Remaining Months to Maturity
Remaining Months to Maturity	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	221	3,817,884	0.43	17,275	11.441	93.74	617	78.64	91.24
181 to 240	9	538,942	0.06	59,882	9.340	78.07	615	100.00	33.66
241 to 300	1	113,085	0.01	113,085	7.600	80.00	716	100.00	0.00
301 to 360	4,121	890,651,993	99.50	216,125	8.192	81.01	622	56.33	5.44
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR	1,754	377,402,947	42.16	215,167	8.368	79.64	608	50.57	0.00
2/6 MONTH LIBOR—40 YR AMTERM	952	286,712,897	32.03	301,169	7.965	80.68	621	49.57	0.00
2/6 MONTH LIBOR -60 MONTH IO	371	109,463,277	12.23	295,049	7.348	80.63	649	86.42	0.00
3/6 MONTH LIBOR	38	8,726,400	0.97	229,642	7.889	81.71	635	62.43	0.00
3/6 MONTH LIBOR—40 YRAMTERM	15	5,568,595	0.62	371,240	7.811	79.05	633	50.81	0.00
3/6 MONTH LIBOR -60 MONTH IO	7	2,096,711	0.23	299,530	7.310	79.41	692	72.53	0.00
5/6 MONTH LIBOR	17	4,645,625	0.52	273,272	7.686	81.39	639	70.14	0.00
5/6 MONTH LIBOR—40 YR AMTERM	1	211,729	0.02	211,729	7.650	88.33	665	100.00	0.00
Fixed	1,197	100,293,724	11.20	83,788	9.317	88.07	642	64.30	51.92
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Prepayment Penalty Term
Penalty (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	1,986	403,428,805	45.07	203,136	8.325	81.13	620	53.79	5.62
12	157	40,026,462	4.47	254,946	8.417	81.84	635	51.47	6.43
24	1,853	377,038,683	42.12	203,475	8.126	81.27	622	58.79	6.13
30	2	433,449	0.05	216,725	8.516	87.96	566	100.00	0.00
36	354	74,194,505	8.29	209,589	7.849	79.22	620	61.52	5.01
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Credit Grade
Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
A+XP	2,540	621,749,374	69.46	244,783	7.852	81.52	636	56.45	0.24
AXP	399	95,139,265	10.63	238,444	8.251	79.40	587	60.14	0.25
XTA+	779	47,959,959	5.36	61,566	10.535	99.75	655	51.81	100.00
A-XP	204	44,095,857	4.93	216,156	8.532	77.29	577	57.46	0.56
BXP	193	44,021,375	4.92	228,090	8.612	73.08	562	55.24	0.22
CXP	143	26,311,301	2.94	183,995	9.533	67.19	558	48.80	0.08
C-XP	51	9,813,984	1.10	192,431	11.342	62.37	542	51.49	0.00
A+XT	11	3,076,225	0.34	279,657	8.127	86.93	630	73.21	3.80
XTA	28	2,105,839	0.24	75,209	10.718	97.80	618	100.00	90.31
A+E	1	465,166	0.05	465,166	8.750	80.00	550	0.00	0.00
DXP	3	383,560	0.04	127,853	11.575	52.60	546	100.00	0.00
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

Distribution By Next Adjustment Date(1)
Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-09-01	3	380,279	0.05	126,760	7.958	90.00	611	57.66	0.00
2007-10-01	26	6,103,513	0.77	234,750	7.554	82.67	622	84.84	0.00
2007-11-01	29	6,257,917	0.79	215,790	7.864	85.91	605	75.14	0.00
2007-12-01	87	21,545,681	2.71	247,652	7.872	79.95	621	58.22	0.00
2008-01-01	2,667	678,179,822	85.32	254,286	8.082	80.27	618	55.44	0.00
2008-02-01	265	61,111,909	7.69	230,611	8.139	78.11	621	47.40	0.00
2008-10-01	1	576,000	0.07	576,000	6.850	80.00	726	0.00	0.00
2008-12-01	2	134,656	0.02	67,328	9.415	81.89	565	37.79	0.00
2009-01-01	53	14,668,726	1.85	276,768	7.848	80.38	638	62.09	0.00
2009-02-01	4	1,012,324	0.13	253,081	7.238	82.54	662	63.18	0.00
2010-11-01	1	694,186	0.09	694,186	7.250	90.00	638	100.00	0.00
2011-01-01	16	4,038,337	0.51	252,396	7.689	80.40	644	68.74	0.00
2011-02-01	1	124,831	0.02	124,831	9.950	77.16	537	0.00	0.00
Total:	3,155	794,828,181	100.00	251,927	8.066	80.18	619	55.47	0.00
(1) Adjustable Rate Mortgage Loans only.

Distribution By Margin(1)
Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	29	9,574,636	1.20	330,160	6.069	78.05	653	91.35	0.00
4.001 to 4.500	160	50,587,541	6.36	316,172	6.598	78.71	658	96.68	0.00
4.501 to 5.000	341	99,815,552	12.56	292,714	7.063	80.37	645	81.52	0.00
5.001 to 5.500	568	164,330,148	20.67	289,314	7.562	80.60	633	60.23	0.00
5.501 to 6.000	681	177,727,141	22.36	260,980	8.051	80.78	623	48.13	0.00
6.001 to 6.500	606	146,832,140	18.47	242,297	8.549	81.35	612	40.93	0.00
6.501 to 7.000	770	145,961,022	18.36	189,560	9.491	78.32	572	39.20	0.00
Total:	3,155	794,828,181	100.00	251,927	8.066	80.18	619	55.47	0.00
 (1) Adjustable Rate Mortgage Loans only.

Distribution By Life Minimum Rate(1)
Life Minimum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	310,431	0.04	310,431	5.250	80.00	637	100.00	0.00
5.501 to 6.000	11	4,020,485	0.51	365,499	5.923	79.03	656	85.11	0.00
6.001 to 6.500	73	23,485,908	2.95	321,725	6.380	77.75	673	96.86	0.00
6.501 to 7.000	274	81,506,374	10.25	297,469	6.822	79.35	648	88.37	0.00
7.001 to 7.500	413	125,244,684	15.76	303,256	7.333	81.11	639	70.38	0.00
7.501 to 8.000	711	196,954,809	24.78	277,011	7.802	80.65	628	53.05	0.00
8.001 to 8.500	566	140,961,301	17.73	249,048	8.298	81.43	619	43.09	0.00
8.501 to 9.000	531	121,168,108	15.24	228,189	8.771	81.54	600	41.69	0.00
9.001 to 9.500	247	46,321,007	5.83	187,534	9.254	80.81	580	46.75	0.00
9.501 to 10.000	163	29,501,424	3.71	180,990	9.742	75.43	553	26.28	0.00
10.001 to 10.500	72	10,587,879	1.33	147,054	10.300	71.96	541	37.44	0.00
10.501 to 11.000	36	5,530,464	0.70	153,624	10.757	68.35	531	37.46	0.00
11.001 to 11.500	22	3,850,870	0.48	175,040	11.298	64.12	544	39.78	0.00
11.501 to 12.000	22	3,534,541	0.44	160,661	11.731	62.39	530	29.85	0.00
12.001 to 12.500	10	1,523,664	0.19	152,366	12.198	60.88	543	10.49	0.00
12.501 to 13.000	2	271,030	0.03	135,515	12.730	68.76	546	100.00	0.00
13.001 to 13.500	1	55,203	0.01	55,203	13.400	65.00	601	0.00	0.00
Total:	3,155	794,828,181	100.00	251,927	8.066	80.18	619	55.47	0.00
(1) Adjustable Rate Mortgage Loans only.

Distribution By Life Maximum Rate(1)
Life Maximum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.001 to 11.500	1	310,431	0.04	310,431	5.250	80.00	637	100.00	0.00
11.501 to 12.000	11	4,020,485	0.51	365,499	5.923	79.03	656	85.11	0.00
12.001 to 12.500	73	23,485,908	2.95	321,725	6.380	77.75	673	96.86	0.00
12.501 to 13.000	274	81,506,374	10.25	297,469	6.822	79.35	648	88.37	0.00
13.001 to 13.500	413	125,244,684	15.76	303,256	7.333	81.11	639	70.38	0.00
13.501 to 14.000	711	196,954,809	24.78	277,011	7.802	80.65	628	53.05	0.00
14.001 to 14.500	565	140,849,602	17.72	249,291	8.298	81.44	619	43.05	0.00
14.501 to 15.000	531	121,168,108	15.24	228,189	8.771	81.54	600	41.69	0.00
15.001 to 15.500	248	46,432,707	5.84	187,229	9.251	80.78	580	46.88	0.00
15.501 to 16.000	163	29,501,424	3.71	180,990	9.742	75.43	553	26.28	0.00
16.001 to 16.500	71	10,356,265	1.30	145,863	10.299	71.78	541	36.04	0.00
16.501 to 17.000	36	5,530,464	0.70	153,624	10.757	68.35	531	37.46	0.00
17.001 to 17.500	23	4,082,484	0.51	177,499	11.244	65.02	543	43.19	0.00
17.501 to 18.000	22	3,534,541	0.44	160,661	11.731	62.39	530	29.85	0.00
18.001 to 18.500	10	1,523,664	0.19	152,366	12.198	60.88	543	10.49	0.00
18.501 to 19.000	2	271,030	0.03	135,515	12.730	68.76	546	100.00	0.00
19.001 to 19.500	1	55,203	0.01	55,203	13.400	65.00	601	0.00	0.00
Total:	3,155	794,828,181	100.00	251,927	8.066	80.18	619	55.47	0.00
(1) Adjustable Rate Mortgage Loans only.

Distribution By Initial Periodic Rate Caps(1)
Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2.000	3,153	794,484,867	99.96	251,977	8.065	80.18	619	55.45	0.00
3.000	2	343,314	0.04	171,657	9.602	76.75	549	100.00	0.00
Total:	3,155	794,828,181	100.00	251,927	8.066	80.18	619	55.47	0.00
 (1) Adjustable Rate Mortgage Loans only.

Distribution By Subsequent Periodic Rate Caps(1)
Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.500	3,155	794,828,181	100.00	251,927	8.066	80.18	619	55.47	0.00
Total:	3,155	794,828,181	100.00	251,927	8.066	80.18	619	55.47	0.00
 (1) Adjustable Rate Mortgage Loans only.

Historical Delinquency of the Mortgage Loans Since Origination
Delinquency Period (Months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1 x 30	4	674,705	0.08	168,676	7.886	84.12	606	71.43	0.00
0 x 30	4,348	894,447,200	99.92	205,715	8.207	81.06	622	56.45	5.82
Total:	4,352	895,121,905	100.00	205,681	8.206	81.06	622	56.46	5.82

The Mortgage Loans (Group I Collateral)

Collateral Summary
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,488
Aggregate Current Principal Balance:	$253,082,228
Average Current Principal Balance:	$170,082	$4,755-$573,985
Aggregate Original Principal Balance:	$253,581,878
Average Original Principal Balance:	$170,418	$5,000-$576,000
Fully Amortizing Non-IO Mortgage Loans:	60.30%
Fully Amortizing IO Mortgage Loans:	10.46%
Balloon Loans:	29.24%
1st Lien:	95.56%
Wtd. Avg. Gross Coupon:	8.212%	5.990%-13.400%
Wtd. Avg. Original Term(months):	359	60-360
Wtd. Avg. Remaining Term(months):	355	56-357
Wtd. Avg. Margin(ARM Loan Only):	5.756%	3.693%-6.990%
Maximum Interest Rate (ARM Loans Only):	14.112%	12.000%-17.450%
Minimum Interest Rate (ARM Loans Only):	8.111%	6.000%-11.450%
Wtd. Avg. Original LTV(1):	80.81%	18.75%-100.00%
Wtd. Avg. Borrower FICO:	618	500-794
Geographic Distribution (Top 5):	NJ	11.64%
	FL	10.68%
	IL	10.05%
	MD	9.80%
	NY	9.48%

(1) References to loan-to-value ratios references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	254	6,972,563	2.76	27,451	10.789	99.09	634	76.54	100.00
50,000.01 to 100,000.00	181	13,262,333	5.24	73,273	9.289	85.45	623	61.23	32.24
100,000.01 to 150,000.00	269	33,590,227	13.27	124,871	8.357	79.91	611	67.69	0.00
150,000.01 to 200,000.00	259	45,097,201	17.82	174,120	8.098	78.97	620	61.60	0.00
200,000.01 to 250,000.00	187	41,861,749	16.54	223,860	8.112	78.55	612	58.52	0.00
250,000.01 to 300,000.00	124	33,771,014	13.34	272,347	8.144	78.67	618	55.50	0.00
300,000.01 to 350,000.00	98	31,975,089	12.63	326,276	7.924	81.24	612	47.77	0.00
350,000.01 to 400,000.00	72	27,026,884	10.68	375,373	7.873	81.93	618	52.68	0.00
400,000.01 to 450,000.00	30	12,480,254	4.93	416,008	8.005	84.01	640	52.64	0.00
450,000.01 to 500,000.00	7	3,276,438	1.29	468,063	8.051	80.09	613	42.70	0.00
500,000.01 to 550,000.00	4	2,070,127	0.82	517,532	7.244	82.79	641	74.86	0.00
550,000.01 to 600,000.00	3	1,698,350	0.67	566,117	7.101	84.10	639	100.00	0.00
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Current Rate
Current Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	2	558,148	0.22	279,074	5.994	76.79	695	100.00	0.00
6.001 to 6.500	20	4,842,995	1.91	242,150	6.358	77.48	666	96.06	0.00
6.501 to 7.000	102	23,143,713	9.14	226,899	6.838	78.64	641	87.94	0.00
7.001 to 7.500	154	36,329,391	14.35	235,905	7.320	81.70	633	81.51	0.00
7.501 to 8.000	288	61,492,012	24.30	213,514	7.798	80.06	623	61.96	0.00
8.001 to 8.500	223	46,920,690	18.54	210,407	8.290	82.21	623	49.41	0.09
8.501 to 9.000	213	39,567,435	15.63	185,763	8.760	81.08	604	44.30	0.29
9.001 to 9.500	101	14,308,502	5.65	141,668	9.277	79.25	591	25.54	8.25
9.501 to 10.000	67	6,788,599	2.68	101,322	9.697	82.54	593	27.13	26.08
10.001 to 10.500	85	8,945,248	3.53	105,238	10.303	74.58	559	39.92	14.62
10.501 to 11.000	71	4,024,671	1.59	56,686	10.769	89.59	591	44.73	66.82
11.001 to 11.500	64	3,776,724	1.49	59,011	11.262	79.57	580	41.44	46.51
11.501 to 12.000	51	1,837,317	0.73	36,026	11.686	99.55	615	55.77	100.00
12.001 to 12.500	31	310,315	0.12	10,010	12.452	94.70	572	94.84	100.00
12.501 to 13.000	12	194,400	0.08	16,200	12.826	96.74	592	83.47	100.00
13.001 to 13.500	4	42,069	0.02	10,517	13.308	92.46	602	100.00	100.00
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By FICO
FICO	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 or less	1	279,573	0.11	279,573	10.750	62.92	500	0.00	0.00
501 to 520	44	8,828,104	3.49	200,639	9.603	69.94	512	44.57	0.00
521 to 540	65	12,042,953	4.76	185,276	9.117	72.33	531	39.68	0.00
541 to 560	95	17,979,850	7.10	189,262	8.625	77.85	551	58.47	0.90
561 to 580	135	22,645,092	8.95	167,741	8.624	80.25	570	61.78	1.40
581 to 600	181	28,862,589	11.40	159,462	8.159	81.17	590	72.92	4.28
601 to 620	247	39,786,549	15.72	161,079	8.062	81.89	610	71.33	6.13
621 to 640	227	35,885,602	14.18	158,086	8.098	83.21	630	49.59	6.42
641 to 660	219	37,010,439	14.62	168,997	7.828	82.29	650	56.61	5.54
661 to 680	131	24,960,316	9.86	190,537	7.907	81.28	670	52.16	5.31
681 to 700	56	9,463,173	3.74	168,985	7.883	82.75	688	41.49	7.78
701 to 720	31	5,064,631	2.00	163,375	7.571	83.26	709	76.58	4.74
721 to 740	26	4,432,449	1.75	170,479	8.264	84.84	731	57.74	5.76
741 to 760	19	4,266,328	1.69	224,544	8.101	85.50	749	56.42	2.71
761 to 780	10	1,465,988	0.58	146,599	7.901	76.73	772	44.29	4.49
781 to 800	1	108,593	0.04	108,593	7.800	90.00	794	100.00	0.00
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	1,166	241,833,516	95.56	207,404	8.096	79.95	617	57.91	0.00
2	322	11,248,713	4.44	34,934	10.713	99.43	637	70.23	100.00
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Original LTV
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	31	5,268,513	2.08	169,952	8.686	43.59	579	36.38	0.00
50.01 to 55.00	13	2,753,619	1.09	211,817	8.523	51.66	573	48.04	0.00
55.01 to 60.00	21	4,275,171	1.69	203,580	8.530	58.45	575	18.20	0.00
60.01 to 65.00	48	10,498,787	4.15	218,725	8.719	63.34	589	25.81	0.00
65.01 to 70.00	46	10,076,962	3.98	219,064	8.735	68.83	580	20.97	0.00
70.01 to 75.00	55	11,759,400	4.65	213,807	8.424	74.00	593	35.60	0.00
75.01 to 80.00	573	112,233,708	44.35	195,870	7.879	79.81	629	54.36	0.00
80.01 to 85.00	113	24,807,364	9.80	219,534	7.928	84.49	601	74.08	0.04
85.01 to 90.00	256	56,264,965	22.23	219,785	8.192	89.84	624	79.11	0.27
90.01 to 95.00	72	3,914,911	1.55	54,374	8.915	94.75	632	88.75	22.83
95.01 to 100.00	260	11,228,829	4.44	43,188	10.450	99.99	641	67.17	90.76
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Documentation
Documentation	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Easy Doc	19	4,171,782	1.65	219,567	7.885	80.58	613	0.00	0.38
Full	948	147,941,969	58.46	156,057	7.941	83.32	618	100.00	5.34
Stated Doc	521	100,968,477	39.90	193,797	8.624	77.15	618	0.00	3.30
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Debt Consolidation	174	35,761,635	14.13	205,527	8.249	80.28	611	55.27	3.61
Cash Out Refi	627	129,018,458	50.98	205,771	8.190	78.96	608	50.10	2.56
Home Improvement	31	6,951,324	2.75	224,236	7.945	79.11	609	47.19	0.44
Purchase	634	78,452,111	31.00	123,741	8.244	84.24	639	74.35	8.17
Rate & Term Refi	22	2,898,701	1.15	131,759	8.543	81.17	589	66.52	7.23
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Condomimium	121	16,896,585	6.68	139,641	8.259	82.13	643	62.20	6.38
Low Rise Condo (2-4 floors)	2	410,731	0.16	205,366	8.235	90.26	565	100.00	5.23
Pud Attached	8	1,672,793	0.66	209,099	8.645	82.78	611	71.81	1.13
Pud Detached	15	2,242,399	0.89	149,493	8.571	83.67	599	51.47	7.33
Single Family	1,207	195,432,914	77.22	161,916	8.219	80.97	616	60.19	4.89
MultiFamily	135	36,426,807	14.39	269,828	8.111	78.97	620	46.75	1.13
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Occupancy Status
Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Investor Occupied	121	26,726,047	10.56	220,876	8.409	83.28	655	69.34	0.00
Owner Occupied	1,356	223,840,480	88.45	165,074	8.192	80.53	613	57.21	5.03
Second Home	11	2,515,702	0.99	228,700	7.897	79.77	629	53.54	0.00
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
NEW JERSEY	126	29,457,820	11.64	233,792	8.240	78.88	607	52.03	1.82
FLORIDA	176	27,029,390	10.68	153,576	8.356	78.93	615	49.02	3.73
ILLINOIS	184	25,431,275	10.05	138,213	8.394	81.84	629	41.64	6.80
MARYLAND	135	24,801,280	9.80	183,713	8.219	79.69	610	61.78	5.40
NEW YORK	87	23,999,444	9.48	275,856	7.949	78.25	613	40.33	0.78
MASSACHUSETTS	67	15,475,987	6.12	230,985	8.243	77.14	609	52.49	1.89
GEORGIA	126	13,376,199	5.29	106,160	8.345	84.59	619	77.73	8.91
NORTHERN CALIFORNIA	50	13,010,045	5.14	260,201	8.051	83.21	622	63.29	2.64
VIRGINIA	44	10,308,808	4.07	234,291	8.046	82.78	634	68.08	4.14
SOUTHERN CALIFORNIA	40	9,819,111	3.88	245,478	7.890	81.60	634	65.59	5.05
Other	453	60,372,870	23.86	133,273	8.239	82.77	620	72.15	6.13
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11236	5	1,834,333	0.72	366,867	7.849	78.50	588	62.49	0.00
22554	5	1,452,947	0.57	290,589	8.487	88.50	670	74.94	5.02
10469	4	1,220,863	0.48	305,216	7.783	67.47	583	18.87	0.00
20747	9	1,218,245	0.48	135,361	8.163	85.92	622	67.66	14.87
22193	5	1,109,522	0.44	221,904	7.861	84.72	623	66.73	13.86
20783	5	1,065,559	0.42	213,112	8.029	77.97	602	38.60	0.00
07047	3	1,061,435	0.42	353,812	8.062	75.06	661	25.16	0.00
08753	4	1,010,333	0.40	252,583	9.500	69.13	594	26.11	0.00
60639	4	978,668	0.39	244,667	8.276	82.59	656	0.00	5.90
20706	3	941,402	0.37	313,801	8.600	73.99	597	60.48	0.00
Other	1,441	241,188,921	95.30	167,376	8.212	80.91	618	59.04	4.47
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Original Months to Maturity
Original Months to Maturity	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	100	1,552,459	0.61	15,525	11.397	95.34	607	79.85	94.88
181 to 240	3	189,727	0.07	63,242	9.677	93.97	611	100.00	39.67
301 to 360	1,385	251,340,042	99.31	181,473	8.192	80.71	618	58.29	3.86
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Remaining Months to Maturity
Remaining Months to Maturity	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	100	1,552,459	0.61	15,525	11.397	95.34	607	79.85	94.88
181 to 240	3	189,727	0.07	63,242	9.677	93.97	611	100.00	39.67
301 to 360	1,385	251,340,042	99.31	181,473	8.192	80.71	618	58.29	3.86
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR	623	120,807,637	47.73	193,913	8.321	79.27	609	49.71	0.00
2/6 MONTH LIBOR—40 YR AMTERM	293	70,088,633	27.69	239,210	7.997	81.48	619	57.82	0.00
2/6 MONTH LIBOR -60 MONTH IO	127	25,968,001	10.26	204,472	7.500	81.71	635	90.03	0.00
3/6 MONTH LIBOR	10	2,158,716	0.85	215,872	7.464	84.09	653	51.52	0.00
3/6 MONTH LIBOR—40 YR AMTERM	8	2,375,400	0.94	296,925	7.927	78.49	629	52.73	0.00
3/6 MONTH LIBOR -60 MONTH IO	3	504,800	0.20	168,267	7.884	80.00	660	100.00	0.00
5/6 MONTH LIBOR	5	1,141,207	0.45	228,241	8.549	80.66	625	12.98	0.00
Fixed	419	30,037,834	11.87	71,689	8.964	84.64	630	69.82	37.45
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Prepayment Penalty Term
Penalty (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	834	144,054,873	56.92	172,728	8.295	80.62	615	53.56	4.47
12	42	10,497,239	4.15	249,934	8.262	79.08	631	50.49	0.44
24	521	83,533,585	33.01	160,333	8.103	81.38	621	65.35	4.94
30	2	433,449	0.17	216,725	8.516	87.96	566	100.00	0.00
36	89	14,563,083	5.75	163,630	7.978	80.47	620	71.83	4.40
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Credit Grade
Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
A+XP	902	178,277,885	70.44	197,647	7.923	81.73	629	59.99	0.22
AXP	136	29,537,122	11.67	217,185	8.219	79.40	595	57.89	0.38
BXP	69	12,350,086	4.88	178,987	8.537	72.92	570	52.66	0.47
A-XP	58	11,114,116	4.39	191,623	8.557	75.98	585	49.39	0.74
XTA+	257	10,121,916	4.00	39,385	10.594	99.70	642	67.07	100.00
CXP	42	7,491,154	2.96	178,361	9.675	65.15	552	33.16	0.00
C-XP	12	2,885,392	1.14	240,449	10.815	60.56	554	45.64	0.00
XTA	9	660,507	0.26	73,390	10.002	93.82	608	100.00	69.11
A+XT	3	644,051	0.25	214,684	8.023	90.17	599	100.00	3.34
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

Distribution By Next Adjustment Date
Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-09-01	1	134,266	0.06	134,266	8.700	90.00	539	100.00	0.00
2007-10-01	9	1,598,034	0.72	177,559	7.693	86.71	661	100.00	0.00
2007-11-01	9	1,586,928	0.71	176,325	7.896	85.06	610	76.44	0.00
2007-12-01	24	5,413,886	2.43	225,579	8.071	75.85	614	45.86	0.00
2008-01-01	888	184,778,671	82.84	208,084	8.114	80.78	616	58.60	0.00
2008-02-01	112	23,352,485	10.47	208,504	8.197	76.47	609	43.90	0.00
2008-12-01	1	83,774	0.04	83,774	9.150	80.00	574	0.00	0.00
2009-01-01	17	4,315,554	1.93	253,856	7.830	81.49	640	51.67	0.00
2009-02-01	3	639,588	0.29	213,196	6.822	78.19	668	100.00	0.00
2011-01-01	5	1,141,207	0.51	228,241	8.549	80.66	625	12.98	0.00
Total:	1,069	223,044,394	100.00	208,648	8.111	80.30	616	56.93	0.00

Distribution By Margin
Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	7	2,081,562	0.93	297,366	6.184	79.22	652	100.00	0.00
4.001 to 4.500	43	10,182,795	4.57	236,809	6.638	78.22	649	93.99	0.00
4.501 to 5.000	118	26,753,982	11.99	226,729	7.081	80.38	633	84.95	0.00
5.001 to 5.500	215	45,660,868	20.47	212,376	7.575	80.80	629	70.97	0.00
5.501 to 6.000	250	54,134,563	24.27	216,538	8.079	81.02	616	52.93	0.00
6.001 to 6.500	224	45,635,133	20.46	203,728	8.572	81.73	618	44.91	0.00
6.501 to 7.000	212	38,595,491	17.30	182,054	9.452	77.53	575	28.59	0.00
Total:	1,069	223,044,394	100.00	208,648	8.111	80.30	616	56.93	0.00

Distribution By Life Minimum Rate
Life Minimum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	1	199,595	0.09	199,595	6.000	80.00	660	100.00	0.00
6.001 to 6.500	18	4,539,422	2.04	252,190	6.353	78.31	664	95.79	0.00
6.501 to 7.000	89	19,758,006	8.86	222,000	6.841	78.86	638	85.88	0.00
7.001 to 7.500	143	33,710,211	15.11	235,736	7.325	81.93	633	81.97	0.00
7.501 to 8.000	267	56,966,231	25.54	213,357	7.802	80.34	622	61.23	0.00
8.001 to 8.500	204	43,347,115	19.43	212,486	8.283	82.59	624	48.98	0.00
8.501 to 9.000	196	37,083,978	16.63	189,204	8.759	81.81	605	43.80	0.00
9.001 to 9.500	69	13,014,533	5.83	188,616	9.271	77.40	582	19.01	0.00
9.501 to 10.000	24	4,454,261	2.00	185,594	9.676	76.01	560	5.38	0.00
10.001 to 10.500	43	6,767,694	3.03	157,388	10.283	70.27	539	39.37	0.00
10.501 to 11.000	6	1,235,695	0.55	205,949	10.715	68.20	512	0.00	0.00
11.001 to 11.500	9	1,967,653	0.88	218,628	11.242	62.00	553	4.57	0.00
Total:	1,069	223,044,394	100.00	208,648	8.111	80.30	616	56.93	0.00

Distribution By Life Maximum Rate
Life Maximum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.501 to 12.000	1	199,595	0.09	199,595	6.000	80.00	660	100.00	0.00
12.001 to 12.500	18	4,539,422	2.04	252,190	6.353	78.31	664	95.79	0.00
12.501 to 13.000	89	19,758,006	8.86	222,000	6.841	78.86	638	85.88	0.00
13.001 to 13.500	143	33,710,211	15.11	235,736	7.325	81.93	633	81.97	0.00
13.501 to 14.000	267	56,966,231	25.54	213,357	7.802	80.34	622	61.23	0.00
14.001 to 14.500	204	43,347,115	19.43	212,486	8.283	82.59	624	48.98	0.00
14.501 to 15.000	196	37,083,978	16.63	189,204	8.759	81.81	605	43.80	0.00
15.001 to 15.500	69	13,014,533	5.83	188,616	9.271	77.40	582	19.01	0.00
15.501 to 16.000	24	4,454,261	2.00	185,594	9.676	76.01	560	5.38	0.00
16.001 to 16.500	42	6,536,080	2.93	155,621	10.280	69.93	539	37.22	0.00
16.501 to 17.000	6	1,235,695	0.55	205,949	10.715	68.20	512	0.00	0.00
17.001 to 17.500	10	2,199,267	0.99	219,927	11.148	63.89	551	14.62	0.00
Total:	1,069	223,044,394	100.00	208,648	8.111	80.30	616	56.93	0.00

Distribution By Initial Periodic Rate Caps
Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2.000	1,068	222,812,780	99.90	208,626	8.109	80.30	616	56.88	0.00
3.000	1	231,614	0.10	231,614	10.350	80.00	535	100.00	0.00
Total:	1,069	223,044,394	100.00	208,648	8.111	80.30	616	56.93	0.00

Distribution By Subsequent Periodic Rate Caps
Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.500	1,069	223,044,394	100.00	208,648	8.111	80.30	616	56.93	0.00
Total:	1,069	223,044,394	100.00	208,648	8.111	80.30	616	56.93	0.00

Historical Delinquency of the Mortgage Loans Since Origination
Delinquency Period (Months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0 X 30	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44
Total:	1,488	253,082,228	100.00	170,082	8.212	80.81	618	58.46	4.44

The Mortgage Loans (Group II Collateral)

Collateral Summary
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	2,864
Aggregate Current Principal Balance:	$642,039,677
Average Current Principal Balance:	$224,176	$4,678-$847,453
Aggregate Original Principal Balance:	$643,217,295
Average Original Principal Balance:	$224,587	$5,000-$850,000
Fully Amortizing Non-IO Mortgage Loans:	52.24%
Fully Amortizing IO Mortgage Loans:	13.25%
Balloon Loans:	34.51%
1st Lien:	93.64%
Wtd. Avg. Gross Coupon:	8.204%	5.250%-14.400%
Wtd. Avg. Original Term(months):	359	60-360
Wtd. Avg. Remaining Term(months):	355	56-357
Wtd. Avg. Margin(ARM Loan Only):	5.695%	2.943%-6.990%
Maximum Interest Rate (ARM Loans Only):	14.049%	11.250%-19.400%
Minimum Interest Rate (ARM Loans Only):	8.049%	5.250%-13.400%
Wtd. Avg. Original LTV(1):	81.16%	11.29%-100.00%
Wtd. Avg. Borrower FICO:	623	500-798
Geographic Distribution (Top 5):	CA	33.68%
	FL	10.81%
	NY	10.32%
	MD	8.10%
	IL	5.66%

(1) References to loan-to-value ratios references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	272	7,691,172	1.20	28,276	10.963	95.85	635	72.01	95.46
50,000.01 to 100,000.00	532	40,306,767	6.28	75,765	9.827	88.19	619	64.33	46.25
100,000.01 to 150,000.00	405	50,021,280	7.79	123,509	9.098	83.33	618	60.76	25.14
150,000.01 to 200,000.00	348	60,995,940	9.50	175,276	8.487	79.12	603	65.19	3.72
200,000.01 to 250,000.00	249	56,170,113	8.75	225,583	8.080	78.08	613	64.50	0.00
250,000.01 to 300,000.00	240	66,086,705	10.29	275,361	8.118	79.87	614	52.63	0.00
300,000.01 to 350,000.00	216	69,956,414	10.90	323,872	7.715	79.47	622	57.69	0.00
350,000.01 to 400,000.00	145	54,435,305	8.48	375,416	7.881	80.18	625	50.87	0.00
400,000.01 to 450,000.00	132	56,306,424	8.77	426,564	7.876	80.53	632	42.26	0.00
450,000.01 to 500,000.00	115	54,787,965	8.53	476,417	7.828	81.55	641	41.70	0.00
500,000.01 to 550,000.00	84	43,961,227	6.85	523,348	7.890	82.69	636	53.59	0.00
550,000.01 to 600,000.00	50	28,757,004	4.48	575,140	7.795	81.24	629	66.08	0.00
600,000.01 to 650,000.00	25	15,700,644	2.45	628,026	7.801	82.23	644	51.80	0.00
650,000.01 to 700,000.00	17	11,451,571	1.78	673,622	7.769	84.02	615	76.34	0.00
700,000.01 to 750,000.00	27	19,874,696	3.10	736,100	8.032	78.26	624	29.56	0.00
750,000.01 to 800,000.00	5	3,865,597	0.60	773,119	7.240	80.70	665	80.36	0.00
800,000.01 to 850,000.00	2	1,670,852	0.26	835,426	7.500	84.15	640	100.00	0.00
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Current Rate
Current Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	310,431	0.05	310,431	5.250	80.00	637	100.00	0.00
5.501 to 6.000	10	3,820,890	0.60	382,089	5.919	78.98	656	84.33	0.00
6.001 to 6.500	63	21,521,423	3.35	341,610	6.384	77.28	674	97.46	0.00
6.501 to 7.000	203	66,899,393	10.42	329,554	6.819	79.15	653	89.23	0.00
7.001 to 7.500	289	96,324,600	15.00	333,303	7.335	80.54	642	67.31	0.00
7.501 to 8.000	467	145,703,989	22.69	312,000	7.803	80.75	632	50.74	0.07
8.001 to 8.500	384	101,701,752	15.84	264,848	8.307	80.61	617	40.96	0.00
8.501 to 9.000	362	87,722,863	13.66	242,328	8.776	81.29	598	42.45	0.56
9.001 to 9.500	241	38,789,924	6.04	160,954	9.258	83.55	593	61.93	9.96
9.501 to 10.000	249	33,523,782	5.22	134,634	9.753	80.38	577	40.29	20.78
10.001 to 10.500	131	12,398,920	1.93	94,648	10.345	90.58	636	24.71	62.57
10.501 to 11.000	169	14,549,011	2.27	86,089	10.761	90.24	613	39.82	69.63
11.001 to 11.500	77	5,747,075	0.90	74,637	11.306	88.85	597	66.86	67.23
11.501 to 12.000	112	9,245,966	1.44	82,553	11.727	85.45	582	38.33	61.77
12.001 to 12.500	78	2,972,261	0.46	38,106	12.269	78.09	582	36.53	48.74
12.501 to 13.000	21	627,922	0.10	29,901	12.724	84.44	593	96.54	56.84
13.001 to 13.500	6	147,185	0.02	24,531	13.402	83.75	640	62.49	62.49
14.001 to 14.500	1	32,290	0.01	32,290	14.400	85.00	562	0.00	100.00
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By FICO
FICO	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 or less	4	842,454	0.13	210,613	8.616	67.67	500	85.90	0.00
501 to 520	132	29,096,123	4.53	220,425	9.519	72.20	511	56.69	0.00
521 to 540	176	38,580,608	6.01	219,208	8.971	74.56	530	58.33	0.00
541 to 560	198	41,736,697	6.50	210,791	8.711	77.69	552	67.62	0.53
561 to 580	223	47,083,647	7.33	211,137	8.504	79.67	570	66.05	0.79
581 to 600	308	64,770,089	10.09	210,292	8.254	81.00	590	73.85	4.89
601 to 620	364	78,623,715	12.25	215,999	8.084	83.25	612	62.84	5.92
621 to 640	397	91,383,839	14.23	230,186	8.037	82.65	630	48.84	7.45
641 to 660	386	86,777,445	13.52	224,812	7.972	82.52	650	47.18	10.91
661 to 680	267	59,242,565	9.23	221,882	7.831	82.76	670	53.22	10.25
681 to 700	156	38,403,632	5.98	246,177	7.740	84.36	689	49.65	9.04
701 to 720	104	26,097,450	4.06	250,937	7.838	83.83	710	29.75	9.28
721 to 740	70	19,596,679	3.05	279,953	7.977	82.74	729	40.43	11.08
741 to 760	36	7,987,254	1.24	221,868	7.700	81.19	752	63.93	11.01
761 to 780	28	8,060,710	1.26	287,883	7.613	82.29	767	41.21	10.39
781 to 800	15	3,756,770	0.59	250,451	8.390	82.89	786	22.41	7.62
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,229	601,216,242	93.64	269,725	8.040	79.91	621	55.98	0.00
2	635	40,823,434	6.36	64,289	10.612	99.55	656	51.15	100.00
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Original LTV
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	54	8,398,765	1.31	155,533	8.694	40.71	581	47.10	0.00
50.01 to 55.00	21	3,983,724	0.62	189,701	8.803	52.46	572	30.68	0.00
55.01 to 60.00	49	9,998,161	1.56	204,044	8.712	57.79	572	56.46	0.00
60.01 to 65.00	99	22,134,166	3.45	223,577	8.731	63.70	570	48.71	0.00
65.01 to 70.00	119	27,915,990	4.35	234,588	8.722	69.20	571	47.93	0.00
70.01 to 75.00	134	33,781,462	5.26	252,100	8.328	74.00	582	48.15	0.00
75.01 to 80.00	1,105	323,102,798	50.32	292,401	7.785	79.83	640	49.21	0.01
80.01 to 85.00	181	50,233,095	7.82	277,531	8.021	84.64	595	74.54	0.24
85.01 to 90.00	410	106,126,544	16.53	258,845	8.165	89.81	618	75.87	0.25
90.01 to 95.00	144	13,722,587	2.14	95,296	9.204	94.85	642	62.75	17.44
95.01 to 100.00	548	42,642,386	6.64	77,815	10.384	99.97	657	48.31	89.15
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Documentation
Documentation	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Easy Doc	36	12,111,814	1.89	336,439	8.090	86.58	613	0.00	0.73
Full	1,737	357,419,600	55.67	205,768	7.943	82.07	615	100.00	5.84
Stated Doc	1,091	272,508,264	42.44	249,778	8.552	79.73	634	0.00	7.29
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Debt Consolidation	304	78,414,254	12.21	257,942	8.251	77.54	589	57.67	1.67
Cash Out Refi	823	205,119,028	31.95	249,233	8.262	78.65	599	58.79	1.79
Home Improvement	80	24,707,405	3.85	308,843	7.660	77.94	624	49.74	1.80
Purchase	1,634	327,950,669	51.08	200,704	8.196	83.77	647	53.34	10.76
Rate & Term Refi	23	5,848,320	0.91	254,275	8.279	85.37	588	74.75	2.34
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Condomimium	200	37,131,700	5.78	185,658	8.288	81.90	632	55.14	7.21
Pud Attached	4	411,130	0.06	102,783	8.885	89.48	596	53.11	9.70
Pud Detached	35	10,431,354	1.62	298,039	8.180	82.43	587	85.21	3.00
Single Family	2,317	512,575,439	79.84	221,224	8.211	80.99	620	56.50	6.30
MultiFamily	308	81,490,054	12.69	264,578	8.122	81.68	646	46.91	6.73
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Occupancy Status
Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Investor Occupied	187	26,320,414	4.10	140,751	8.800	82.69	636	70.96	2.24
Owner Occupied	2,658	609,902,541	94.99	229,459	8.177	81.15	623	54.88	6.59
Second Home	19	5,816,721	0.91	306,143	8.308	75.92	611	69.58	0.52
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
SOUTHERN CALIFORNIA	547	162,461,489	25.30	297,005	7.963	80.11	631	48.46	7.28
FLORIDA	385	69,422,606	10.81	180,318	8.327	81.85	617	60.56	6.23
NEW YORK	226	66,278,709	10.32	293,269	8.168	81.37	640	39.28	8.18
NORTHERN CALIFORNIA	163	53,809,179	8.38	330,118	8.047	80.65	630	50.39	6.89
MARYLAND	218	51,997,821	8.10	238,522	8.196	79.56	598	68.02	3.02
ILLINOIS	197	36,358,776	5.66	184,562	8.449	82.57	610	61.26	5.14
NEW JERSEY	129	30,999,134	4.83	240,303	8.277	82.38	629	50.25	5.40
MASSACHUSETTS	94	23,662,054	3.69	251,724	8.251	79.20	632	59.29	5.99
VIRGINIA	88	22,502,158	3.50	255,706	8.325	80.89	613	46.08	7.91
ARIZONA	88	15,430,574	2.40	175,347	8.211	79.56	628	54.26	4.98
Other	729	109,117,177	17.00	149,681	8.450	83.08	615	71.03	5.93
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11236	12	3,717,688	0.58	309,807	7.963	82.23	659	35.65	9.33
92804	7	2,601,811	0.41	371,687	7.507	80.34	627	65.19	4.30
90650	8	2,237,517	0.35	279,690	7.644	78.40	657	34.58	7.29
20721	5	2,218,576	0.35	443,715	8.195	81.86	581	57.79	0.00
91402	7	2,169,028	0.34	309,861	7.840	82.43	665	83.65	12.26
20774	6	2,150,508	0.33	358,418	8.088	84.55	608	54.14	6.15
92563	5	1,982,433	0.31	396,487	7.512	80.09	597	84.01	5.59
92392	10	1,981,576	0.31	198,158	7.961	83.35	631	59.11	8.67
91343	6	1,954,529	0.30	325,755	8.243	83.97	634	23.82	12.16
11368	5	1,906,457	0.30	381,291	7.909	83.54	687	0.00	9.56
Other	2,793	619,119,552	96.43	221,668	8.216	81.13	623	55.90	6.32
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Original Months to Maturity
Original Months to Maturity	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	121	2,265,426	0.35	18,723	11.471	92.65	623	77.82	88.75
181 to 240	6	349,215	0.05	58,202	9.156	69.43	617	100.00	30.39
241 to 300	1	113,085	0.02	113,085	7.600	80.00	716	100.00	0.00
301 to 360	2,736	639,311,951	99.58	233,667	8.192	81.13	623	55.56	6.05
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Remaining Months to Maturity
Remaining Months to Maturity	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	121	2,265,426	0.35	18,723	11.471	92.65	623	77.82	88.75
181 to 240	6	349,215	0.05	58,202	9.156	69.43	617	100.00	30.39
241 to 300	1	113,085	0.02	113,085	7.600	80.00	716	100.00	0.00
301 to 360	2,736	639,311,951	99.58	233,667	8.192	81.13	623	55.56	6.05
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR	1,131	256,595,310	39.97	226,875	8.390	79.81	607	50.98	0.00
2/6 MONTH LIBOR—40 YR AMTERM	659	216,624,264	33.74	328,717	7.955	80.42	622	46.90	0.00
2/6 MONTH LIBOR -60 MONTH IO	244	83,495,276	13.00	342,194	7.301	80.29	654	85.30	0.00
3/6 MONTH LIBOR	28	6,567,684	1.02	234,560	8.028	80.93	629	66.01	0.00
3/6 MONTH LIBOR—40 YR AMTERM	7	3,193,195	0.50	456,171	7.725	79.46	637	49.38	0.00
3/6 MONTH LIBOR -60 MONTH IO	4	1,591,911	0.25	397,978	7.127	79.22	702	63.82	0.00
5/6 MONTH LIBOR	12	3,504,418	0.55	292,035	7.405	81.63	644	88.75	0.00
5/6 MONTH LIBOR—40 YR AMTERM	1	211,729	0.03	211,729	7.650	88.33	665	100.00	0.00
Fixed	778	70,255,890	10.94	90,303	9.468	89.53	646	61.95	58.11
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Prepayment Penalty Term
Penalty (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
0	1,152	259,373,932	40.40	225,151	8.342	81.41	623	53.92	6.26
12	115	29,529,224	4.60	256,776	8.472	82.82	637	51.82	8.56
24	1,332	293,505,099	45.71	220,349	8.133	81.24	622	56.92	6.47
36	265	59,631,422	9.29	225,024	7.818	78.91	620	59.00	5.16
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Credit Grade
Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
A+XP	1,638	443,471,489	69.07	270,740	7.823	81.44	638	55.03	0.25
AXP	263	65,602,143	10.22	249,438	8.266	79.40	583	61.16	0.19
XTA+	522	37,838,043	5.89	72,487	10.520	99.77	659	47.73	100.00
A-XP	146	32,981,741	5.14	225,902	8.524	77.74	574	60.19	0.50
BXP	124	31,671,290	4.93	255,414	8.641	73.14	558	56.24	0.13
CXP	101	18,820,147	2.93	186,338	9.476	68.00	560	55.02	0.12
C-XP	39	6,928,592	1.08	177,656	11.562	63.12	538	53.92	0.00
A+XT	8	2,432,175	0.38	304,022	8.155	86.08	638	66.11	3.92
XTA	19	1,445,331	0.23	76,070	11.046	99.62	623	100.00	100.00
A+E	1	465,166	0.07	465,166	8.750	80.00	550	0.00	0.00
DXP	3	383,560	0.06	127,853	11.575	52.60	546	100.00	0.00
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Distribution By Next Adjustment Date
Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-09-01	2	246,013	0.04	123,006	7.554	90.00	651	34.55	0.00
2007-10-01	17	4,505,478	0.79	265,028	7.505	81.23	609	79.46	0.00
2007-11-01	20	4,670,989	0.82	233,549	7.853	86.20	604	74.70	0.00
2007-12-01	63	16,131,795	2.82	256,060	7.805	81.32	624	62.37	0.00
2008-01-01	1,779	493,401,151	86.29	277,347	8.070	80.08	619	54.26	0.00
2008-02-01	153	37,759,424	6.60	246,794	8.102	79.12	628	49.56	0.00
2008-10-01	1	576,000	0.10	576,000	6.850	80.00	726	0.00	0.00
2008-12-01	1	50,882	0.01	50,882	9.850	85.00	550	100.00	0.00
2009-01-01	36	10,353,173	1.81	287,588	7.856	79.92	637	66.43	0.00
2009-02-01	1	372,735	0.07	372,735	7.950	90.00	651	0.00	0.00
2010-11-01	1	694,186	0.12	694,186	7.250	90.00	638	100.00	0.00
2011-01-01	11	2,897,130	0.51	263,375	7.350	80.30	652	90.70	0.00
2011-02-01	1	124,831	0.02	124,831	9.950	77.16	537	0.00	0.00
Total:	2,086	571,783,787	100.00	274,105	8.049	80.13	620	54.90	0.00

Distribution By Margin
Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	22	7,493,074	1.31	340,594	6.037	77.72	653	88.95	0.00
4.001 to 4.500	117	40,404,745	7.07	345,340	6.588	78.83	660	97.36	0.00
4.501 to 5.000	223	73,061,570	12.78	327,630	7.056	80.37	649	80.26	0.00
5.001 to 5.500	353	118,669,279	20.75	336,174	7.558	80.53	635	56.10	0.00
5.501 to 6.000	431	123,592,578	21.62	286,758	8.039	80.67	626	46.03	0.00
6.001 to 6.500	382	101,197,008	17.70	264,914	8.539	81.17	610	39.14	0.00
6.501 to 7.000	558	107,365,532	18.78	192,411	9.505	78.60	572	43.02	0.00
Total:	2,086	571,783,787	100.00	274,105	8.049	80.13	620	54.90	0.00

Distribution By Life Minimum Rate
Life Minimum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	310,431	0.05	310,431	5.250	80.00	637	100.00	0.00
5.501 to 6.000	10	3,820,890	0.67	382,089	5.919	78.98	656	84.33	0.00
6.001 to 6.500	55	18,946,486	3.31	344,482	6.386	77.62	676	97.11	0.00
6.501 to 7.000	185	61,748,367	10.80	333,775	6.815	79.51	651	89.17	0.00
7.001 to 7.500	270	91,534,473	16.01	339,017	7.336	80.81	642	66.11	0.00
7.501 to 8.000	444	139,988,578	24.48	315,290	7.802	80.78	631	49.73	0.00
8.001 to 8.500	362	97,614,186	17.07	269,652	8.304	80.91	617	40.48	0.00
8.501 to 9.000	335	84,084,130	14.71	250,997	8.777	81.42	598	40.76	0.00
9.001 to 9.500	178	33,306,474	5.83	187,115	9.248	82.14	580	57.60	0.00
9.501 to 10.000	139	25,047,163	4.38	180,195	9.754	75.32	552	29.99	0.00
10.001 to 10.500	29	3,820,185	0.67	131,731	10.331	74.96	546	34.02	0.00
10.501 to 11.000	30	4,294,769	0.75	143,159	10.769	68.39	537	48.24	0.00
11.001 to 11.500	13	1,883,217	0.33	144,863	11.357	66.35	534	76.56	0.00
11.501 to 12.000	22	3,534,541	0.62	160,661	11.731	62.39	530	29.85	0.00
12.001 to 12.500	10	1,523,664	0.27	152,366	12.198	60.88	543	10.49	0.00
12.501 to 13.000	2	271,030	0.05	135,515	12.730	68.76	546	100.00	0.00
13.001 to 13.500	1	55,203	0.01	55,203	13.400	65.00	601	0.00	0.00
Total:	2,086	571,783,787	100.00	274,105	8.049	80.13	620	54.90	0.00

Distribution By Life Maximum Rate
Life Maximum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.001 to 11.500	1	310,431	0.05	310,431	5.250	80.00	637	100.00	0.00
11.501 to 12.000	10	3,820,890	0.67	382,089	5.919	78.98	656	84.33	0.00
12.001 to 12.500	55	18,946,486	3.31	344,482	6.386	77.62	676	97.11	0.00
12.501 to 13.000	185	61,748,367	10.80	333,775	6.815	79.51	651	89.17	0.00
13.001 to 13.500	270	91,534,473	16.01	339,017	7.336	80.81	642	66.11	0.00
13.501 to 14.000	444	139,988,578	24.48	315,290	7.802	80.78	631	49.73	0.00
14.001 to 14.500	361	97,502,486	17.05	270,090	8.305	80.92	617	40.41	0.00
14.501 to 15.000	335	84,084,130	14.71	250,997	8.777	81.42	598	40.76	0.00
15.001 to 15.500	179	33,418,174	5.84	186,694	9.244	82.10	580	57.74	0.00
15.501 to 16.000	139	25,047,163	4.38	180,195	9.754	75.32	552	29.99	0.00
16.001 to 16.500	29	3,820,185	0.67	131,731	10.331	74.96	546	34.02	0.00
16.501 to 17.000	30	4,294,769	0.75	143,159	10.769	68.39	537	48.24	0.00
17.001 to 17.500	13	1,883,217	0.33	144,863	11.357	66.35	534	76.56	0.00
17.501 to 18.000	22	3,534,541	0.62	160,661	11.731	62.39	530	29.85	0.00
18.001 to 18.500	10	1,523,664	0.27	152,366	12.198	60.88	543	10.49	0.00
18.501 to 19.000	2	271,030	0.05	135,515	12.730	68.76	546	100.00	0.00
19.001 to 19.500	1	55,203	0.01	55,203	13.400	65.00	601	0.00	0.00
Total:	2,086	571,783,787	100.00	274,105	8.049	80.13	620	54.90	0.00

Distribution By Initial Periodic Rate Caps
Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2.000	2,085	571,672,087	99.98	274,183	8.049	80.14	620	54.89	0.00
3.000	1	111,699	0.02	111,699	8.050	70.00	578	100.00	0.00
Total:	2,086	571,783,787	100.00	274,105	8.049	80.13	620	54.90	0.00

Distribution By Subsequent Periodic Rate Caps
Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.500	2,086	571,783,787	100.00	274,105	8.049	80.13	620	54.90	0.00
Total:	2,086	571,783,787	100.00	274,105	8.049	80.13	620	54.90	0.00

Historical Delinquency of the Mortgage Loans Since Origination
Delinquency Period (Months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1 X 30	4	674,705	0.11	168,676	7.886	84.12	606	71.43	0.00
0 X 30	2,860	641,364,972	99.89	224,253	8.204	81.16	623	55.65	6.37
Total:	2,864	642,039,677	100.00	224,176	8.204	81.16	623	55.67	6.36

Interest Rate Derivative Notional Schedules
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	5/30/2006	6/25/2006	895,121,000	5.10%	0	5.10%	895,121,000
2	6/25/2006	7/25/2006	879,928,000	5.10%	1,341,000	5.10%	881,269,000
3	7/25/2006	8/25/2006	861,679,000	5.10%	2,969,000	5.10%	864,648,000
4	8/25/2006	9/25/2006	840,434,000	5.10%	4,873,000	5.10%	845,307,000
5	9/25/2006	10/25/2006	816,255,000	5.10%	7,045,000	5.10%	823,300,000
6	10/25/2006	11/25/2006	789,262,000	5.10%	9,466,000	5.10%	798,728,000
7	11/25/2006	12/25/2006	759,580,000	5.10%	12,118,000	5.10%	771,698,000
8	12/25/2006	1/25/2007	727,392,000	5.10%	14,970,000	5.10%	742,362,000
9	1/25/2007	2/25/2007	692,895,000	5.10%	17,992,000	5.10%	710,887,000
10	2/25/2007	3/25/2007	660,042,000	5.10%	20,710,000	5.10%	680,752,000
11	3/25/2007	4/25/2007	628,758,000	5.10%	23,145,000	5.10%	651,903,000
12	4/25/2007	5/25/2007	598,968,000	5.10%	25,315,000	5.10%	624,283,000
13	5/25/2007	6/25/2007	570,600,000	5.10%	27,242,000	5.10%	597,842,000
14	6/25/2007	7/25/2007	543,586,000	5.10%	28,942,000	5.10%	572,528,000
15	7/25/2007	8/25/2007	517,860,000	5.10%	30,432,000	5.10%	548,292,000
16	8/25/2007	9/25/2007	493,361,000	5.10%	31,729,000	5.10%	525,090,000
17	9/25/2007	10/25/2007	470,030,000	5.10%	32,845,000	5.10%	502,875,000
18	10/25/2007	11/25/2007	447,810,000	5.10%	33,797,000	5.10%	481,607,000
19	11/25/2007	12/25/2007	426,582,000	5.10%	34,603,000	5.10%	461,185,000
20	12/25/2007	1/25/2008	384,082,000	5.10%	37,963,000	5.10%	422,045,000
21	1/25/2008	2/25/2008	346,087,000	5.10%	40,332,000	5.10%	386,419,000
22	2/25/2008	3/25/2008	312,152,000	5.10%	41,883,000	5.10%	354,035,000
23	3/25/2008	4/25/2008	281,789,000	5.10%	42,753,000	5.10%	324,542,000
24	4/25/2008	5/25/2008	254,643,000	5.10%	43,061,000	5.10%	297,704,000
25	5/25/2008	6/25/2008	240,438,000	5.10%	42,431,000	5.10%	282,869,000
26	6/25/2008	7/25/2008	227,048,000	5.10%	41,744,000	5.10%	268,792,000
27	7/25/2008	8/25/2008	214,427,000	5.10%	41,007,000	5.10%	255,434,000
28	8/25/2008	9/25/2008	202,544,000	5.10%	40,231,000	5.10%	242,775,000
29	9/25/2008	10/25/2008	191,339,000	5.10%	39,421,000	5.10%	230,760,000
30	10/25/2008	11/25/2008	180,775,000	5.10%	38,581,000	5.10%	219,356,000
31	11/25/2008	12/25/2008	170,812,000	5.10%	37,719,000	5.10%	208,531,000
32	12/25/2008	1/25/2009	161,417,000	5.10%	36,838,000	5.10%	198,255,000
33	1/25/2009	2/25/2009	152,556,000	5.10%	35,944,000	5.10%	188,500,000
34	2/25/2009	3/25/2009	144,207,000	5.10%	35,043,000	5.10%	179,250,000
35	3/25/2009	4/25/2009	136,330,000	5.10%	34,136,000	5.10%	170,466,000
36	4/25/2009	5/25/2009	128,899,000	5.10%	33,227,000	5.10%	162,126,000
37	5/25/2009	6/25/2009	121,887,000	5.10%	32,320,000	5.10%	154,207,000
38	6/25/2009	7/25/2009	115,272,000	5.10%	31,414,000	5.10%	146,686,000
39	7/25/2009	8/25/2009	109,028,000	5.10%	30,516,000	5.10%	139,544,000
40	8/25/2009	9/25/2009	103,139,000	5.10%	29,625,000	5.10%	132,764,000
41	9/25/2009	10/25/2009	97,580,000	5.10%	28,745,000	5.10%	126,325,000
42	10/25/2009	11/25/2009	92,333,000	5.10%	27,875,000	5.10%	120,208,000
43	11/25/2009	12/25/2009	87,379,000	5.10%	27,018,000	5.10%	114,397,000
44	12/25/2009	1/25/2010	82,702,000	5.10%	26,174,000	5.10%	108,876,000
45	1/25/2010	2/25/2010	78,285,000	5.10%	25,346,000	5.10%	103,631,000
46	2/25/2010	3/25/2010	74,115,000	5.10%	24,533,000	5.10%	98,648,000
47	3/25/2010	4/25/2010	70,176,000	5.10%	23,736,000	5.10%	93,912,000
48	4/25/2010	5/25/2010	66,455,000	5.10%	22,958,000	5.10%	89,413,000
49	5/25/2010	6/25/2010	62,940,000	5.10%	22,196,000	5.10%	85,136,000
50	6/25/2010	7/25/2010	59,620,000	5.10%	21,452,000	5.10%	81,072,000
51	7/25/2010	8/25/2010	56,483,000	5.10%	20,725,000	5.10%	77,208,000
52	8/25/2010	9/25/2010	53,518,000	5.10%	20,018,000	5.10%	73,536,000
53	9/25/2010	10/25/2010	50,716,000	5.10%	19,329,000	5.10%	70,045,000
54	10/25/2010	11/25/2010	48,068,000	5.10%	18,659,000	5.10%	66,727,000
55	11/25/2010	12/25/2010	45,565,000	5.10%	18,006,000	5.10%	63,571,000
56	12/25/2010	1/25/2011	43,198,000	5.10%	17,373,000	5.10%	60,571,000
57	1/25/2011	2/25/2011	40,960,000	5.10%	16,758,000	5.10%	57,718,000
58	2/25/2011	3/25/2011	38,843,000	5.10%	16,160,000	5.10%	55,003,000
59	3/25/2011	4/25/2011	36,841,000	5.10%	15,580,000	5.10%	52,421,000
60	4/25/2011	5/25/2011	34,947,000	5.10%	15,018,000	5.10%	49,965,000
61	5/25/2011	6/25/2011	0	5.10%	0	5.10%	0

Interest Rate Derivative Notional Schedules

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Jay Lown	212-713-3670
Michael Leung	212-713-8661
Glenn McIntyre	212-713-3180
Michael Boyle	212-713-4129
Vadim Khoper	212-713-3818
Brian Kramer	212-713-1040
Justin Schwartz	212-713-8943
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Dan Larkin	212-438-3014
Ken Epstein	212-438-4065
Mona Solar	212-438-2668

Moody’s
Todd Swanson	212-553-3847